Exhibit 10.1
STOCK PURCHASE AGREEMENT

dated as of October 23, 2017

between

CONTANGO ORE, INC.

and

 THE PURCHASERS NAMED HEREIN

TABLE OF CONTENTS

1.	Agreement to Purchase Common Stock		1

2.	Closing		1

3.	Purchasers' Representations and Warranties		1

	3.1	Investment Intent	1
	3.2	Access to Information	2
	3.3	Accredited Investor	2
	3.4	Knowledge and Experience	2
	3.5	Suitability	2
	3.6	Ability to Bear Risk of Loss	3
	3.7	Non-Registered Securities	3
	3.8	Section 13 and Section 16 Compliance	3
	3.9	Truth and Accuracy	3
	3.10	Authority	3
	3.11	No Violation	4
	3.12	Enforceability	4
	3.13	Reliance on Own Advisers	4
	3.14	High Degree of Risk	4
	3.15	Brokers or Finders	4
	3.16	Short Sales	4
4.	Issuer's Representations and Warranties		4
	4.1	Corporate Existence; Authority	4
	4.2	Enforceability	5
	4.3	Authorization	5
	4.4	Capitalization and Other Capital Stock Matters	5
	4.5	Financial Statements and SEC Documents	5
	4.6	Litigation	6
	4.7	No Material Adverse Change	6
	4.8	Environmental Matters	6
	4.9	Compliance with Laws, Other Instruments	7
	4.10	Observance of Agreements, Statutes and Orders	7
	4.11	Brokers or Finders	7
5.	Conditions of Purchasers' Obligations at Closing		7
	5.1	Representations and Warranties	7
	5.2	Performance	8
	5.3	Proceedings and Documents	8
	5.4	Opinion of Issuer Counsel	8
	5.5	Registration Rights Agreement	8
	5.6	Consents, Permits, and Waivers	8
	5.7	Secretary's Certificate	8
6.	Conditions of the Issuer's Obligations at Closing		8
	6.1	Representations and Warranties	8

i

	6.2	Payment of Purchase Price	8
	6.3	Registration Rights Agreement	8
	6.4	Accredited Investor Questionnaire	9
	6.5	Qualifications	9
7.	Restrictions on Transfer		9
	7.1	Resale Restrictions	9
	7.2	Common Stock Restrictive Legend	9
	7.3	Illiquid Investment	9
8.	Indemnification		9
	8.1	Indemnification by Issuer	9
	8.2	Indemnification by Purchasers	10
	8.3	Claims for Indemnification	10
9.	Notices		12
10.	Reliance		13
11.	Termination		13
12.	Miscellaneous		13
	12.1	Survival	13
	12.2	Assignment	14
	12.3	Execution and Delivery of Agreement	14
	12.4	Titles	14
	12.5	Severability	14
	12.6	Entire Agreement	14
	12.7	Waiver and Amendment	14
	12.8	Counterparts	14
	12.9	Governing Law; Waiver of Trial By Jury	14
	12.10	Attorney's Fees	15
	12.11	Recapitalization, Exchanges, Etc. Affecting the Common Stock	15

Schedules
1            Names of Purchasers
Exhibits
A            Accredited Investor Certificate
B            Form of Registration Rights Agreement

ii

STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (this "Agreement") is made and entered into as of October 23, 2017, by and between Contango ORE, Inc., a Delaware corporation (the "Issuer"), and the persons listed on Schedule 1 attached to this Agreement (each a "Purchaser" and collectively the "Purchasers").
WHEREAS, the Issuer desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Issuer, certain shares of common stock of the Issuer, par value $0.01 (the "Common Stock"), all in accordance with the terms and provisions of this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:
1.            Agreement to Purchase Common Stock. Subject to the terms and conditions hereinafter set forth in this Agreement, each Purchaser hereby agrees severally and not jointly to purchase at the Closing, and the Issuer agrees to sell and issue to each Purchaser at the Closing at a price of $19.00 per share, the number of shares of Common Stock shown opposite such Purchaser's name on Schedule 1, for an aggregate purchase price (the "Purchase Price") to be paid by such Purchaser in the amount shown opposite such Purchaser's name on Schedule 1. The shares of Common Stock purchased pursuant to this Agreement are collectively referred to herein as the "Purchased Shares").
2.            Closing. Subject to the satisfaction or waiver of the conditions in this Agreement, the purchase and sale of the Purchased Shares shall take place at a closing (the "Closing") to be held at the offices of the Issuer at 3700 Buffalo Speedway, Suite 925, Houston, TX 77098, at 9:00 a.m. (local time), or at such other time or on such date or at such other place as the Issuer and the Purchasers may agree in writing (the day on which the Closing takes place, the "Closing Date"). At the Closing, the Issuer shall deliver to each Purchaser a certificate or certificates representing the Purchased Shares that the Purchaser is purchasing in the name and to the address specified by the Purchaser on Schedule 1 against payment of the Purchase Price therefor by wire transfer of immediately available funds to an account of the Issuer designated in writing by the Issuer to such Purchaser at least one (1) business day prior to the Closing.
3.            Purchasers' Representations and Warranties. Each Purchaser hereby represents and warrants to the Issuer, severally and not jointly, that:
3.1            Investment Intent. Such Purchaser is acquiring the Purchased Shares solely for the Purchaser's own account for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution of the Purchased Shares in violation of the Securities Act of 1933, as amended (the "Securities Act"). By such representation, such Purchaser means that no other person has a beneficial interest in the Purchased Shares, and that no other person has furnished or will furnish directly or indirectly, any part of or guarantee the payment of any part of the consideration to be paid by such Purchaser to the Issuer in connection therewith. Such Purchaser does not intend to dispose of all or any part of the Purchased Shares except in compliance with the provisions of the Securities Act and applicable state securities laws, and understands that the Purchased Shares are being offered pursuant to one or more specific exemption(s) under the provisions of the Securities Act, which exemption(s) depends, among other things, upon compliance with the provisions of the Securities Act.

3.2            Access to Information. Such Purchaser acknowledges and agrees that the Issuer has provided or made available to such Purchaser (through EDGAR, the Issuer's website or otherwise) the Issuer's annual report on Form 10-K for the year ended June 30, 2017 (the "Annual Report") and has reviewed it carefully, including the risk factors set forth therein. In addition, the Purchaser has received and reviewed a copy of the Issuer's proxy statement for its annual meeting of stockholders to be held on November 14, 2017 (the "Proxy Statement"), the Issuer's Exchange Act filings filed on or prior to the date of this Agreement, all press releases or investor presentations issued by the Issuer on or prior to the date of this Agreement that are included in a filing by the Issuer on Form 8-K or clearly posted on the Issuer's website and the Confidential Private Placement Memorandum dated October 13, 2017 provided to such Purchaser (collectively, the "Confidential Private Placement Memorandum"). Such Purchaser or its representatives has been afforded the opportunity to ask questions of the Issuer and its management.  If desired, the Purchaser has also sought and obtained from management of the Issuer such additional information concerning the business, management and financial affairs of the Issuer as the Purchaser has deemed necessary or appropriate in evaluating an investment in the Issuer and determining whether or not to purchase the Purchased Shares.
3.3            Accredited Investor. Such Purchaser represents and warrants to the Issuer that (a) it, he or she is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, or, if the Purchased Shares are to be purchased for one of more accounts ("investor accounts") for which such Purchaser is acting as fiduciary or agent, each such investor account is such an investor on a like basis; (b) such Purchaser has completed the Accredited Investor Certification attached as Exhibit A, and all acknowledgements made by such Purchaser in the Accredited Investor Certification are incorporated by reference into this Agreement and are true and correct in all respects on the date hereof; (c) in the normal course of such Purchaser's business, such Purchaser invests in or purchases securities similar to the Purchased Shares and such Purchaser has such knowledge, sophistication and experience in financial and business matters that it, he or she is capable of evaluating the merits and risks of purchasing the Purchased Shares; and (d) such Purchaser is aware that it, he or she (or any investor account) may be required to bear the economic risk of an investment in the Purchased Shares for an indefinite period of time and such Purchaser (or such account) is able to bear such risk for an indefinite period.
3.4            Knowledge and Experience. Such Purchaser is experienced in evaluating and investing in the securities of businesses in the development stage, and has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Purchased Shares and of protecting its interests in connection with an acquisition of the Purchased Shares.
3.5            Suitability. Such Purchaser has carefully considered, and has, to the extent such Purchaser deems it necessary, discussed with such Purchaser's own professional legal, tax and financial advisers the suitability of an investment in the Purchased Shares for such Purchaser's particular tax and financial situation, and such Purchaser has determined that the Purchased Shares are a suitable investment for such Purchaser.

3.6            Ability to Bear Risk of Loss. Such Purchaser is financially able to hold the Purchased Shares subject to restrictions on transfer for an indefinite period of time, and is capable of bearing the economic risk of losing up to the entire amount of its investment in the Purchased Shares.
3.7            Non-Registered Securities. Such Purchaser understands that (i) the Purchased Shares (A) have not been registered under the Securities Act or any state securities laws, (B) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of the Securities Act, and (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (ii) such Purchaser must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered or exempted under the Securities Act and applicable state securities laws. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Securities and Exchange Commission promulgated under the Securities Act.
3.8            Section 13 and Section 16 Compliance. Such Purchaser understands and acknowledges that ownership of Common Stock in certain amounts may subject the Purchaser to reporting and other informational requirements imposed by Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, without limiting the generality of the foregoing, Section 16(b) of the Exchange Act imposes liability on company "insiders" for realizing short-swing profits relating to the Company's securities. Such Purchaser is responsible for any and all filing requirements under Section 13 and Section 16 of the Exchange Act. The Company cannot advise the Purchaser regarding, nor is the Company responsible for, any Purchaser filing requirements under Section 13 and Section 16 of the Exchange Act. Purchaser is urged to seek the advice of counsel with respect to the application of Section 13 and Section 16 of the Exchange Act to such Purchaser's particular situation as well as any other consequences arising under U.S. federal or state securities laws or under the laws of any foreign jurisdiction.
3.9            Truth and Accuracy. Such Purchaser understands and acknowledges that the Purchased Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Issuer is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Agreement in (i) concluding that the issuance and sale of the Purchased Shares is a "private offering" and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of such Purchaser to purchase the Purchased Shares.
3.10            Authority. Such Purchaser or, the individual(s) executing and delivering this Agreement on behalf of such Purchaser, has all necessary power and authority to execute, deliver and perform its obligations under this Agreement, and the execution, delivery and performance by such Purchaser of this Agreement has been duly authorized by all necessary action on the part of such Purchaser.  Upon the execution and delivery of this Agreement by such Purchaser or individual on behalf of such Purchaser, this Agreement will be a valid and binding obligation of such Purchaser. If such Purchaser is an entity, such Purchaser has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it was organized, and was not formed for the specific purpose of acquiring the Purchased Shares.

3.11            No Violation. If such Purchaser is an entity, the execution and delivery of this Agreement and the consummation of the transactions or performance of the obligations contemplated by this Agreement do not and will not violate any term of such Purchaser's organizational documents or any agreements to which such Purchaser is a party or by which it is otherwise bound or any statute, rule or regulation (federal, state, local or foreign) to which it is subject.
3.12            Enforceability. Such Purchaser has duly executed and delivered this Agreement and (subject to its execution by the Issuer) it constitutes a valid and binding agreement of such Purchaser enforceable in accordance with its terms against such Purchaser, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.
3.13            Reliance on Own Advisers. In connection with such Purchaser's investment in the Purchased Shares, such Purchaser has not relied upon the Issuer or its advisers for legal or tax advice.  Such Purchaser has sought accounting, legal and tax advice from its own advisers as such Purchaser has considered necessary to make an informed investment decision with respect to its investment in the Purchased Shares.
3.14            High Degree of Risk. Such Purchaser has been advised and understands that the purchase of the Purchased Shares involves a high degree of risk and uncertainty. Such Purchaser has read and understands the risk factors under the heading "Risk Factors" set forth in the Annual Report and the Confidential Private Placement Memorandum dated October 13, 2017.
3.15            Brokers or Finders. Such Purchaser has not dealt with any broker or finder other than Petrie Partners Securities, LLC, acting as placement agent (the "Placement Agent") in connection with the transactions contemplated by the Agreement, and has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with the transactions contemplated by the Agreement.  Such Purchaser agrees that it will indemnify and hold harmless the Issuer from and against any and all claims, demands, or liabilities for broker's, finder's, placement, or other similar fees or commissions incurred by such Purchaser in connection with the purchase of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.
3.16            Short Sales. As of the date of this Agreement, such Purchaser and its affiliates do not have, to such Purchaser's knowledge, and during the 30 day period prior to the date of this Agreement such Purchaser and its affiliates, to Purchaser's knowledge, have not entered into, any "put equivalent position" as such term is defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or short sale positions with respect to the Common Stock of the Issuer.
4.            Issuer's Representations and Warranties. The Issuer hereby represents and warrants to such Purchaser that:
4.1            Corporate Existence; Authority. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and it has all requisite power and authority to carry on its business as it is being conducted. The individual executing and delivering this Agreement on behalf of the Issuer has been duly authorized to execute and deliver this Agreement on behalf of the Issuer, and the signature of such individual is binding upon the Issuer.

4.2            Enforceability. The Issuer has duly executed and delivered this Agreement and (subject to its execution by the Purchasers) it constitutes a valid and binding agreement of the Issuer enforceable in accordance with its terms against the Issuer, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.
4.3            Authorization. All of the outstanding shares of Common Stock of the Issuer have been duly and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. The Common Stock to be sold pursuant to this Agreement has been duly authorized, reserved for issuance and, when issued and delivered to the Purchaser against payment therefor as provided by this Agreement will be validly issued, fully paid and non-assessable, and the issuance of such Common Stock will not be subject to any preemptive or similar rights.
4.4            Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital of the Issuer as of the date hereof, is as set forth under the caption "Description of Other Capital Stock of the Company" in the Confidential Private Placement Memorandum. Except as disclosed in the Annual Report and in the Confidential Private Placement Memorandum, the Issuer has not issued any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any person any right to subscribe for or acquire, any shares of its capital stock. Except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Issuer (or in any agreement providing rights to security holders), and the issuance and sale of the Purchased Shares hereunder will not obligate the Issuer to issue shares of Common Stock or other securities to any person or result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. The Purchased Shares conform in all material respects to the description thereof contained in the Annual Report and Confidential Private Placement Memorandum.
4.5            Financial Statements and SEC Documents. The Issuer has made available the Annual Report and the Proxy Statement to such Purchaser. As of the date hereof, the Annual Report and the Proxy Statement do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer has included in the Annual Report a list of all material agreements, contracts and other documents that it reasonably believes are required to be filed as exhibits to the Annual Report. The financial statements of the Issuer incorporated by reference in the Confidential Private Placement Memorandum present fairly the consolidated financial position of the Issuer in accordance with generally accepted accounting principles as of and at the dates indicated and present fairly the results of operations and cash flow of the Issuer of and at the dates indicated. Such financial statements of the Issuer have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

4.6            Litigation. Except as otherwise disclosed in the Annual Report or Confidential Private Placement Memorandum, there is no litigation or other legal, administrative or governmental proceeding pending or, to the knowledge of the Issuer, threatened against or relating to the Issuer or its properties or business, that if determined adversely to the Issuer may reasonably be expected to have a material adverse effect on the present or future operations or financial condition of the Issuer.
4.7            No Material Adverse Change. Since the date of the Annual Report, there has not been any material adverse change in the business, operations, properties, assets, or condition of the Issuer, and, to the Issuer's knowledge, no event has occurred or circumstance exists that may result in such a material adverse change.
4.8            Environmental Matters.
(a)            Except as otherwise disclosed in the Annual Report or Confidential Private Placement Memorandum or as would not be reasonably likely to have a material adverse effect on the business, operations, properties, assets, or condition of the Issuer: (i) to Issuer's knowledge, Issuer has complied with all applicable Environmental Laws (as defined in Section 4.9(b)); (ii) to Issuer's knowledge, Issuer is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) to Issuer's knowledge, Issuer has not been associated with any release or threat of release of any Hazardous Substance; (v) Issuer has not received any notice, demand, letter, claim or request for information alleging that Issuer may be in violation of or liable under any Environmental Law; (vi) Issuer is not subject to any orders, decrees, injunctions or other arrangements with any governmental entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) there are no circumstances or conditions involving Issuer that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Issuer pursuant to any Environmental Law.
(b)            For purposes of this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.
(c)            For purposes of this Agreement, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any governmental entity pursuant to any Environmental Law.

4.9            Compliance with Laws, Other Instruments. The execution, delivery and performance by the Issuer of this Agreement will not (a) contravene, result in any breach of, or constitute a default under or result in the creation of any lien in respect of any property of the Issuer under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or bylaws, or any other material agreement or instrument to which the Issuer is bound or by which the Issuer or any of its respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Issuer or (c) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Issuer; except in the case of clauses (a), (b) and (c) as would not be reasonably likely to have a material adverse effect on the business, operations, properties, assets, or condition of the Issuer.
4.10            Observance of Agreements, Statutes and Orders. The Issuer is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any governmental authority which default or violation could have a material adverse effect upon the business or operations of the Issuer.
4.11            Brokers or Finders. Except for the Placement Agent, the Issuer has not dealt with any broker or finder in connection with the transactions contemplated by the Agreement, and except for certain fees and expenses payable by the Issuer to the Placement Agent, the Issuer has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage of finders' fees or agents' commissions or any similar charges in connection with the transactions contemplated by the Agreement.  The Issuer agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker's, finder's, placement, or other similar fees or commissions incurred by the Issuer in connection with the purchase of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.
5.            Conditions of Purchasers' Obligations at Closing. The obligations of each Purchaser under Section 1 and Section 2 are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Purchaser unless such consent is in a writing signed by such Purchaser:
5.1            Representations and Warranties. (A) The representations and warranties of the Issuer contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true shall be true and correct as of such date only) and (B) all other representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only).

5.2            Performance. The Issuer shall have performed and complied with the covenants and agreements in this Agreement that are required to be performed or complied with by it on or before the Closing.
5.3            Proceedings and Documents. All corporate and other proceedings in connection with the Agreement contemplated to be effected at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to such Purchaser's counsel, and such Purchaser shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.
5.4            Opinion of Issuer Counsel. Such Purchaser shall have received from Thompson & Knight LLP, counsel for the Issuer, an opinion, dated as of the Closing, in form and substance reasonably satisfactory to the Purchasers.
5.5            Registration Rights Agreement. Issuer shall have delivered to the Purchasers a copy of the Registration Rights Agreement, substantially in the form of Exhibit B dated as of the Closing Date and executed by the Issuer.
5.6            Consents, Permits, and Waivers. The Issuer shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement.
5.7            Secretary's Certificate. Such Purchaser shall have received from the Issuer's Secretary or Assistant Secretary, a certificate having attached thereto (i) the Certificate of Incorporation of the Issuer as in effect at the time of the Closing, (ii) the Issuer's Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, and (iv) good standing certificates (including tax good standing) with respect to the Issuer from the applicable authorities in Delaware, Texas and Alaska.
6.            Conditions of the Issuer's Obligations at Closing. The obligations of the Issuer to the Purchasers under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:
6.1            Representations and Warranties. (A) The representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true shall be true and correct as of such date only) and (B) all other representations and warranties of each Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only).
6.2            Payment of Purchase Price. Such Purchaser shall have delivered the Purchase Price specified in Section 1.
6.3            Registration Rights Agreement. Such Purchaser shall have delivered a copy of the Registration Rights Agreement substantially in the form of Exhibit B, dated as of the Closing Date and executed by such Purchaser.

6.4            Accredited Investor Questionnaire. Such Purchaser shall have delivered an Accredited Investor Questionnaire substantially in the form of Exhibit A completed and executed by such Purchaser.
6.5            Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Purchased Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.
7.            Restrictions on Transfer.
7.1            Resale Restrictions. Each Purchaser understands that the offer and sale of the Purchased Shares to such Purchaser have not been registered under the Securities Act or under any state laws. Each Purchaser agrees not to offer, sell or otherwise transfer the Common Stock, or any interest in the Common Stock, unless (1) the offer and sale is registered under the Securities Act, (2) the Common Stock may be sold in accordance with the applicable requirements and limitations of Rule 144 under the Securities Act and any applicable state laws and, if the Issuer reasonably requests, such Purchaser delivers to the Issuer an opinion of counsel to such effect, or (3) such Purchaser delivers to the Issuer an opinion of counsel reasonably satisfactory to the Issuer that the offer and sale is otherwise exempt from Securities Act registration.
7.2            Common Stock Restrictive Legend. Each Purchaser understands and agrees that a legend in substantially the following form will be placed on the certificates of Common Stock:
"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND WERE OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT."
7.3            Illiquid Investment. Each Purchaser acknowledges that it, he or she must bear the economic risk of its investment in the Purchased Shares for an indefinite period of time, until such time as the Common Stock is registered or an exemption from registration is available.
8.            Indemnification.
8.1            Indemnification by Issuer. The Issuer agrees to indemnify and hold harmless each Purchaser and its officers, directors, affiliates, members and their respective successors, assigns, heirs, representatives and estates (collectively, the "Purchaser Indemnified Parties") from and against any third party losses, claims, damages or liabilities to which such Purchaser Indemnified Parties may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any breach of the representations or warranties of the Issuer contained herein, or failure to comply with the covenants and agreements of the Issuer contained herein, and the Issuer will reimburse such Purchaser Indemnified Parties for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Issuer shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, a breach of any representations or warranties made by such Purchaser herein, or the failure of such Purchaser Indemnified Parties to comply with its covenants and agreements contained in this Agreement, provided, further, that no Purchaser Indemnified Party shall be entitled to recover special, consequential or punitive damages under this Section 8.1. The Issuer shall reimburse each Purchaser Indemnified Party for the amounts provided for herein on demand as such expenses are incurred; provided, however, that Issuer's obligation to indemnify the Purchaser Indemnified Parties shall in no event exceed shall not exceed the aggregate purchase price for the Purchased Shares under this Agreement.

8.2            Indemnification by Purchasers. Each Purchaser agrees to indemnify and hold harmless the Issuer and its officers, directors, affiliates, members and their respective successors and assigns (collectively, the "Issuer Indemnified Parties") from and against any third party losses, claims, damages or liabilities to which such Issuer Indemnified Parties may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any breach of the representations or warranties of such Purchaser contained herein, or failure to comply with the covenants and agreements of such Purchaser contained herein, and such Purchaser will reimburse such Issuer Indemnified Parties for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that such Purchaser shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, a breach of any representations or warranties made by the Issuer herein, or the failure of the Issuer to comply with its covenants and agreements contained in this Agreement, provided, further, that no Issuer Indemnified Party shall be entitled to recover special, consequential or punitive damages under this Section 8.2. Such Purchaser shall reimburse each Issuer Indemnified Party for the amounts provided for herein on demand as such expenses are incurred; provided, however, that such Purchaser's obligation to indemnify the Issuer Indemnified Parties shall in no event exceed shall not exceed the aggregate purchase price for the Purchased Shares under this Agreement.
8.3            Claims for Indemnification. Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 8 (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action) or from any liability otherwise than under this Section 8. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(a)            If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified person under subsection 8.1 or 8.2 above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Issuer on the one hand and the Purchaser(s) on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Issuer on the one hand or the Purchaser(s) on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Issuer and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection 8.3(a) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection 8.3(a). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection 8.3(a) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 8.3(a), a Purchaser shall not be required to contribute any amount in excess of the amount by which the net amount received by such Purchaser from the sale of the Purchased Shares to which such loss relates exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Purchaser's obligations in this subsection to contribute shall be in proportion to its sale of Purchased Shares to which such loss relates and shall not be joint with any other Purchaser.

(b)            The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 8, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 8 and further agree not to attempt to assert any such defense.
9.            Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:
(a)            if to the Issuer, to:
Contango ORE, Inc.
3700 Buffalo Speedway, Suite 925
Houston, TX 77098
Attn: President and CEO
Tel:            (713) 877-1311
Fax:            (713) 621-7329

with a copy to:

Thompson & Knight LLP
 811 Main Street, Suite 2500
Houston, TX 77002
Attn: Timothy T. Samson
Tel:            (713) 951-5842
Fax:            (832) 397-8068

(b)            if to a Purchaser, at its address on Schedule 1 attached hereto, or at such other address or addresses as may have been furnished to the Issuer in writing by such Purchaser.

10.            Reliance. Each Purchaser and the Issuer understand and agree that the other party and its respective officers, directors, employees and agents may, and will, rely on the accuracy of the other party's respective representations and warranties in this Agreement to establish compliance with applicable securities laws. Each Purchaser and the Issuer agree to indemnify and hold harmless all such parties against all losses, claims, costs, expenses and damages or liabilities which they may suffer or incur caused or arising from their reliance on such representations and warranties; provided, however, that the indemnification provided by each Purchaser pursuant to this Section 10 shall be limited to the Purchase Price paid by such Purchaser pursuant to this Agreement.
11.            Termination.
(a)            Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any governmental authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.
(b)            Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time by any Purchaser (with respect to the obligations of such Purchaser) or the Issuer, upon written notice to the other party, if the Closing shall not have occurred on or before October 31, 2017 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 11 shall not be available to any party whose (i) breach of any provision of this Agreement, (ii) failure to comply with their obligations under this Agreement or (iii) actions not taken in good faith, shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Outside Date or the failure of a condition in Section 5 or Section 6 to be satisfied at such time.
(c)            In the event of the termination of this Agreement as provided in this Section 11, (i) this Agreement shall forthwith become null and void and (ii) there shall be no liability on the part of any party hereto, except with respect to the requirement to comply with any confidentiality agreement in favor of the Issuer; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.
12.            Miscellaneous.
12.1            Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Issuer contained herein shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months from the Closing Date; provided, that the representations and warranties in Section 4.1, Section 4.2, Section 4.3 and Section 4.11 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 30 days. Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Purchasers contained herein shall survive the Closing indefinitely. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

12.2            Assignment. This Agreement is not transferable or assignable.
12.3            Execution and Delivery of Agreement. The Issuer shall be entitled to rely on delivery by facsimile transmission of an executed copy of this Agreement, and acceptance by the Issuer of such facsimile copy shall create a valid and binding agreement between the Purchasers and the Issuer.
12.4            Titles. The titles of the sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.
12.5            Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.
12.6            Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.
12.7            Waiver and Amendment. Except as otherwise provided herein, the provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of the Issuer and Purchasers acquiring in the aggregate a majority of the Purchased Shares.
12.8            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
12.9            Governing Law; Waiver of Trial By Jury. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.  Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.10            Attorney's Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney's fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.
12.11            Recapitalization, Exchanges, Etc. Affecting the Common Stock.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Issuer or any successor or assign of the Issuer (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Stock, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above mentioned.
ISSUER:

CONTANGO ORE, INC.

By:	/s/ Brad Juneau
Name:	Brad Juneau
Title:	President and Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

PURCHASER:

By:
Name:
Title:

[Signature Page to Stock Purchase Agreement]

SCHEDULE 1

[See attached]

EXHIBIT A

 ACCREDITED INVESTOR CERTIFICATE

[See attached]

EXHIBIT B

 FORM OF REGISTRATION RIGHTS AGREEMENT
[See attached]